Exhibit 10.1

THIRD AMENDMENT TO LEASE

THIRD AMENDMENT TO LEASE dated as of this 23rd day of May, 2018 (the “Third Amendment Effective Date”) by and between BP BAY COLONY LLC, a Delaware limited liability company (“Landlord”), and RADIUS HEALTH, INC., a Delaware corporation (“Tenant”).

RECITALS

By Lease dated May 14, 2014 (the “Lease”), Landlord did lease to Tenant, and Tenant did hire and lease from Landlord, certain premises containing approximately 8,490 square feet of rentable floor area located on the first (1st) floor (referred to in the First Amendment (hereinafter defined) as the “Initial Premises”) of the building known and numbered as 950 Winter Street, Waltham, Massachusetts (the “Building”).

By First Amendment to Lease dated as of September 9, 2015 (the “First Amendment”), Tenant (i) leased from Landlord an additional 8,176 square feet of rentable floor area located on the first (1st) floor of the Building, which space is shown on Exhibit A attached to such First Amendment (referred to in the First Amendment as the “Expansion Premises 1”), (ii) leased from Landlord an additional 10,542 square feet of rentable floor area (referred to in the First Amendment as the “Rentable Floor Area of the Expansion Premises 2”) located on the first (1st) floor of the Building, which space is shown on Exhibit B attached to such First Amendment (referred to in the First Amendment as the “Expansion Premises 2”), and (iii) extended the Term of the Lease, upon all of the same terms and conditions set forth in the Lease except as set forth in the First Amendment.

By Second Amendment to Lease dated as of April 22, 2016 (the “Second Amendment”), Landlord and Tenant agreed to increase the size of Expansion Premises 1 by 432 square feet of rentable floor area, upon all of the same terms and conditions set forth in the Lease except as set forth in the Second Amendment.

Landlord and Tenant have agreed that the Expansion Premises 2 contains 9,455 square feet of rentable floor area, which is 1,087 square feet (the “Expansion Premises 2 Square Footage Delta”) less than the 10,542 square feet of rentable floor area that is set forth as the “Rentable Floor Area of the Expansion Premises 2” in the First Amendment, and the parties are entering into this Third Amendment to Lease (this “Third Amendment”) to set forth said agreement and to otherwise amend the Lease as set forth herein.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

1.Expansion 2 Premises

Effective as of June 1, 2018, the “Rentable Floor Area of the Expansion Premises 2” shall be 9,455 square feet of rentable floor area and the “Rentable Floor Area of the Premises” shall be 26,553 square feet of rentable floor area. For the avoidance of doubt, the parties acknowledge and agree that Exhibit B attached to the First Amendment accurately depicts the Expansion Premises 2 containing 9,455 square feet of rentable floor area.

2.    Annual Fixed Rent for Expansion Premises 2

(A)Effective as of June 1, 2018, Section 3(C) of the First Amendment is deleted in its entirety and replaced with the following:

“(C)    Commencing on June 1, 2018, Annual Fixed Rent with respect to Expansion Premises 2 shall be payable as follows:

Period:	Rate PSF:	Annual Rate:
June 1, 2018 through November 8, 2018	$38.00	$359,290.00
November 9, 2018 through November 8, 2019	$39.00	$368,745.00
November 9, 2019 through January 31, 2021	$40.00	$378,200.00
”

(B)Within sixty (60) days following the Third Amendment Effective Date, Landlord shall make a one-time lump sum payment to Tenant in the amount of Sixty-Three Thousand Two Hundred Forty-Two and 00/100 Dollars ($63,242.00), which shall constitute reimbursement in full for the Annual Fixed Rent attributable to the Expansion Premises 2 Square Footage Delta paid by Tenant to Landlord for the period from the Expansion Premises 2 Commencement Date through May 31, 2018.

3.Parking. The parties acknowledge and agree that the Number of Parking Spaces is currently eighty-two (82), and they further acknowledge and agree that, notwithstanding anything in the Lease or this Third Amendment to the contrary, the Number of Parking Spaces shall not be impacted by this Third Amendment.

4.    Defined Terms. Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

5.    Ratification of Lease. Except as herein amended, the Lease shall remain unchanged and in full force and effect. All references to the “Lease” shall be deemed to be references to the Lease, as previously amended by the First Amendment and the Second Amendment and as amended by this Third Amendment.

6.    Authority. Each of Landlord and Tenant hereby represents and warrants to the other that all necessary action has been taken to enter this Third Amendment and that the person signing this Third Amendment on its behalf has been duly authorized to do so.

7.    Counterparts. This Third Amendment may be executed in counterparts, and such counterparts together shall constitute but one original of the Third Amendment. Each counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it. Provided it is accompanied by the final version of this Third Amendment (including all exhibits, if any), an executed signature page of this Third Amendment delivered by facsimile or as a PDF or a similar attachment to an email shall constitute effective delivery of this Third Amendment by the party so delivering the same for all purposes with the same force and effect as the delivery of an executed original counterpart.

--SIGNATURE PAGE FOLLOWS --

EXECUTED as of the date and year first above written.

WITNESS: /s/ BP Bay Colony LLC	LANDLORD:

BP BAY COLONY LLC, a Delaware limited liability company

By:  BP BAY COLONY HOLDINGS LLC, a Delaware limited liability company, its sole member

By:  BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its member

By:  BOSTON PROPERTIES, INC., a Delaware corporation, its general partner

	By:	/s/ David C. Provost
	Name:	David C. Provost
	Title:	Senior Vice President

TENANT:

WITNESS: /s/ Jon Mahlowitz	RADIUS HEALTH, INC., a Delaware corporation

	By:	/s/ Jose Carmona
	Name:	Jose Carmona
	Title:	Senior Vice President, Chief Financial Officer

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